Exhibit 99.1

Contact:	Wallace R. Cooney	For Immediate Release
	(703) 345-6470	May 3, 2023

GRAHAM HOLDINGS COMPANY REPORTS
FIRST QUARTER EARNINGS
ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported net income attributable to common shares of $52.3 million ($10.88 per share) for the first quarter of 2023, compared to $95.6 million ($19.45 per share) for the first quarter of 2022.
The results for the first quarter of 2023 and 2022 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $40.2 million ($8.36 per share) for the first quarter of 2023, compared to $62.7 million ($12.76 per share) for the first quarter of 2022. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the first quarter of 2023:
•$4.1 million in expenses related to non-operating Separation Incentive Programs (SIPs) at other businesses (after-tax impact of $3.1 million, or $0.64 per share);
•$18.0 million in net gains on marketable equity securities (after-tax impact of $13.3 million, or $2.76 per share);
•$1.8 million in net earnings of affiliates whose operations are not managed by the Company (after-tax impact of $1.3 million, or $0.28 per share);
•non-operating gain of $2.6 million from the write-up and sale of a cost method investment (after-tax impact of $2.0 million, or $0.41 per share); and
•$1.5 million in interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest (after-tax impact of $1.4 million, or $0.29 per share).
Items included in the Company’s net income for the first quarter of 2022:
•$46.9 million in net gains on marketable equity securities (after-tax impact of $34.7 million, or $7.05 per share);
•$0.4 million in net earnings of affiliates whose operations are not managed by the Company (after-tax impact of $0.3 million, or $0.05 per share);
•Non-operating gain of $1.7 million from sales of an equity method and cost method investment (after-tax impact of $1.3 million, or $0.26 per share); and
•$3.4 million in interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest (after-tax impact of $3.3 million, or $0.67 per share).
Revenue for the first quarter of 2023 was $1,031.5 million, up 13% from $914.7 million in the first quarter of 2022. Revenues increased at education, healthcare and automotive, partially offset by declines at television broadcasting, manufacturing and other businesses. The Company reported operating income of $27.7 million for the first quarter of 2023, compared to $40.0 million for the first quarter of 2022. Operating results declined at television broadcasting, manufacturing, healthcare and other businesses, partially offset by increases at education and automotive. The Company reported adjusted operating cash flow (non-GAAP) of $71.6 million for the first quarter of 2023, compared to $80.4 million for the first quarter of 2022. Adjusted operating cash flow declined at television broadcasting, manufacturing and other businesses, partially offset by increases at education, healthcare and automotive.
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Division Results
Education
Education division revenue totaled $378.0 million for the first quarter of 2023, up 6% from $358.0 million for the same period of 2022. Kaplan reported operating income of $23.0 million for the first quarter of 2023, compared to $20.4 million for the first quarter of 2022.
A summary of Kaplan’s operating results is as follows:

	Three Months Ended
	March 31
(in thousands)	2023	2022	% Change
Revenue
Kaplan international	$227,076	$204,513	11
Higher education	76,345	75,808	1
Supplemental education	73,587	76,304	(4)
Kaplan corporate and other	5,375	4,345	24
Intersegment elimination	(4,342)	(2,958)	—
	$378,041	$358,012	6
Operating Income (Loss)
Kaplan international	$21,301	$20,564	4
Higher education	6,661	5,037	32
Supplemental education	3,751	3,371	11
Kaplan corporate and other	(4,416)	(4,433)	0
Amortization of intangible assets	(3,939)	(4,146)	5
Impairment of long-lived assets	(477)	—	—
Intersegment elimination	159	19	—
	$23,040	$20,412	13
Kaplan International includes postsecondary education, professional training and language training businesses largely outside the United States. Kaplan International revenue increased 11% for the first quarter of 2023 (19% on a constant currency basis). The increase is due largely to growth at Pathways, Languages and Australia, partially offset by a decline at Singapore. Kaplan International reported operating income of $21.3 million in the first quarter of 2023, compared to $20.6 million in the first quarter of 2022. The improved results are due largely to improved results at Pathways and Australia, and a reduction in losses at Languages, partially offset by declines at UK Professional and Singapore.
Higher Education includes the results of Kaplan as a service provider to higher education institutions. In the first quarter of 2023, Higher Education revenue and operating results were higher due to a modest increase in the Purdue Global fee recorded. For the first quarter of 2023 and 2022, Kaplan recorded a portion of the fee with Purdue Global based on an assessment of its collectability under the TOSA. Enrollments at Purdue Global for the first quarter of 2023 increased 4% compared to the first quarter of 2022. The Company will continue to assess the collectability of the fee with Purdue Global on a quarterly basis to make a determination as to whether to record all or part of the fee in the future and whether to make adjustments to fee amounts recognized in earlier periods.
Supplemental Education includes Kaplan’s standardized test preparation programs and domestic professional and other continuing education businesses. Supplemental Education revenue declined 4% for the first quarter of 2023 due largely to declines in retail comprehensive test preparation demand. Overall, demand for graduate and pre-college test preparation programs has declined due to the strength of U.S. employment markets and the decline in test-takers, while demand for professional programs remained stable. Operating results improved in the first quarter of 2023 due to savings from reduced headcount, partially offset by lower revenues.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities.
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Television Broadcasting
Graham Media Group, Inc. owns seven television stations located in Houston, TX; Detroit, MI; Orlando, FL; San Antonio, TX; Jacksonville, FL; and Roanoke, VA, as well as SocialNewsDesk, a provider of social media management tools designed to connect newsrooms with their users. Revenue at the television broadcasting division decreased 9% to $112.9 million in the first quarter of 2023, from $123.4 million in the same period of 2022. The revenue decline is due primarily to winter Olympics and Super Bowl advertising at the Company’s NBC affiliates in the first quarter of 2022, as well as declines in retransmission, digital and political advertising revenues. Operating income for the first quarter of 2023 declined 28% to $28.6 million, from $39.9 million in the same period of 2022, due to reduced revenues and higher network fees. While per subscriber rates from cable, satellite and OTT providers have grown, overall cable and satellite subscribers are down due to cord cutting, resulting in retransmission revenue net of network fees in 2023 expected to be similar compared with 2022.
Manufacturing
Manufacturing includes four businesses: Hoover, a supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications; Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton, a manufacturer of screw jacks and other linear motion systems; and Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications.
Manufacturing revenues decreased 1% in the first quarter of 2023. The revenue decline is due primarily to lower revenues at Forney and Dekko, partially offset by increased revenues at Joyce and Hoover. Revenues grew at Hoover due to increased product demand, partially offset by significantly lower wood prices. Overall, Hoover results included wood gains on inventory sales in the first quarter of 2023 and 2022, with gains in the first quarter of 2023 substantially lower than the prior year. Manufacturing operating results declined in the first quarter of 2023, due primarily to declines at Hoover, Dekko and Forney, partially offset by an increase at Joyce. Excluding the impact of wood gains, Hoover and the manufacturing segment operating results improved in the first quarter of 2023.
Healthcare
Graham Healthcare Group (GHG) provides home health and hospice services in seven states. GHG also provides other healthcare services, including nursing care and prescription services for patients receiving in-home infusion treatments through its 76.5% interest in CSI Pharmacy Holdings Company, LLC (CSI). In May 2022, GHG acquired two small businesses, one of which expanded GHG’s home health operations into Kansas and Missouri. In July 2022, GHG acquired a 100% interest in a multi-state provider of Applied Behavior Analysis clinics and in August 2022, GHG acquired two small businesses, which expanded GHG’s hospice services into Missouri and Ohio. Healthcare revenues increased 52% for the first quarter of 2023, largely due to significant growth at CSI and from businesses acquired in the first quarter of 2023 and in 2022, along with growth in home health and hospice services.
In 2022, GHG implemented a new pension credit retention program in order to improve employee retention and utilize the Company’s surplus pension assets. The GHG pilot program offers a pension credit up to $50,000 per employee, cliff vested after three years of continuous employment for certain existing employees and new employees hired from January 1, 2022 through December 31, 2024. GHG recorded pension expense of $4.2 million related to this program in the first quarter of 2023.
The decline in GHG operating results in the first quarter of 2023 is due to an increase in pension expense related to the new GHG pension credit retention program and an increase in net losses from newly acquired businesses. Excluding pension expense and net losses from newly acquired businesses, GHG operating results increased in the first quarter of 2023 due to improved results in home health and hospice. Adjusted operating cash flow (non-GAAP) at GHG increased to $9.4 million in the first quarter of 2023, from $7.9 million in the first quarter of 2022.
The Company also holds interests in four home health and hospice joint ventures managed by GHG, whose results are included in equity in earnings of affiliates in the Company’s Condensed Consolidated Statements of Operations. The Company recorded equity in earnings of $2.7 million and $1.9 million for the first quarter of 2023 and 2022, respectively, from these joint ventures. During the first quarter of 2022, GHG, through its Residential Home Health Illinois and Residential Hospice Illinois affiliates, acquired an interest in the home health and hospice assets of NorthShore University HealthSystem, an integrated healthcare delivery system serving patients throughout the Chicago, IL area. The transaction resulted in a decrease to GHG’s interest in Residential Hospice Illinois and a $0.6 million non-operating gain was recorded in the first quarter of 2022 related to the change in interest.
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Automotive
Automotive includes six automotive dealerships in the Washington, D.C. metropolitan area: Ourisman Lexus of Rockville, Ourisman Honda of Tysons Corner, Ourisman Jeep Bethesda, Ourisman Ford of Manassas and Ourisman Toyota of Woodbridge and Ourisman Chrysler-Dodge-Jeep-Ram (CDJR) of Woodbridge, which were acquired on July 5, 2022 from the Lustine Automotive Group. Christopher J. Ourisman, a member of the Ourisman Automotive Group family of dealerships, and his team of industry professionals operate and manage the dealerships; the Company holds a 90% stake.
Revenues for the first quarter of 2023 increased significantly due to the acquisitions of the Toyota and CDJR dealerships and sales growth at the Ford, Honda and Lexus dealerships, partially offset by lower revenue at the Jeep dealership due to a decline in new vehicle sales. Additionally, all of the dealerships reported sales growth for services and parts. Operating results for the first quarter of 2023 improved significantly due largely to the Toyota and CDJR acquisitions, and improved results at the Lexus, Ford and Honda dealerships, partially offset by a decline at the Jeep dealership due to lower revenues and margins.
Other Businesses
A summary of revenue by category for other businesses:

	Three Months Ended
	March 31		%
(in thousands)	2023	2022	Change
Operating Revenues
Retail (1)	$32,397	$43,089	(25)
Media (2)	25,404	30,790	(17)
Specialty (3)	34,207	25,738	33
	$92,008	$99,617	(8)
____________

(1)	Includes Leaf Marketplace and Framebridge
(2)	Includes Leaf Media, Code3, Slate, Foreign Policy, Pinna and City Cast
(3)	Includes Clyde’s Restaurant Group, Decile and CyberVista
Overall, revenue from other businesses declined 8% in the first quarter of 2023. Retail revenue declined due to significantly lower revenue at Leaf Marketplace, and a modest decline at Framebridge; Media revenue declined due to lower revenue at Leaf Media and Code3, partially offset by revenue growth at Slate and Foreign Policy; and Specialty revenue increased due to significant revenue growth at Clyde’s Restaurant Group (CRG).
Overall, operating results at other businesses were down slightly in the first quarter of 2023 due primarily to increased losses at Leaf, Framebridge, Code3 and City Cast, partially offset by improved results at CRG, Slate, Foreign Policy, Decile and Pinna.
Leaf Group
Leaf Group Ltd. (Leaf) is a consumer internet company, headquartered in Santa Monica, CA, that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker). Leaf has three major operating divisions: Society6 Group and Saatchi Art Group (Marketplace businesses) and the Media Group.
Revenue for Society6 Group and the Media Group declined substantially in the first quarter of 2023, while Saatchi Art Group reported modest revenue growth. Revenue decreases at Society6 Group are due to declines in traffic, conversion rates and related sales for both direct to consumer and business to business categories, partly from a reduction in marketing spend; revenue declines at the Media Group are due to reduced traffic and the soft digital advertising market for both direct and programmatic categories. Overall, Leaf reported significant operating losses in each of the first quarters of 2023 and 2022, with an increase in operating losses in the first quarter of 2023. In the first quarter of 2023, Leaf implemented a SIP to reduce the number of employees, which is being funded by the assets of the Company’s pension plan; $2.9 million in related non-operating pension expense was recorded in the first quarter of 2023.

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Clyde’s Restaurant Group
CRG owns and operates 11 restaurants and entertainment venues in the Washington, D.C. metropolitan area, including Old Ebbitt Grill and The Hamilton. CRG reported an operating profit for the first quarter of 2023, compared with an operating loss in the first quarter of 2022. Both revenues and operating results improved significantly in the first quarter of 2023, due to strong guest traffic and the absence of any significant adverse impact from the COVID-19 pandemic.
Framebridge
Framebridge is a custom framing service company, headquartered in Washington, D.C., with 19 retail locations in the Washington, D.C., New York City, Atlanta, GA, Philadelphia, PA, Boston, MA and Chicago, IL areas and two manufacturing facilities in Kentucky and New Jersey. Framebridge is exploring opportunities for further store expansion for the remainder of the year. Revenues declined slightly in the first quarter of 2023 as Framebridge worked through a significant backlog of orders in the first quarter of 2022 that had built-up in the fourth quarter of 2021. In the fourth quarter of 2022, Framebridge successfully managed their production operations for timely completion of holiday orders without a significant backlog of orders going into the first quarter of 2023. The revenue decline was partially offset by increased retail revenue from same-store sales growth and operating additional retail stores compared to the same period in 2022. Framebridge is an investment stage business and reported significant operating losses in the first quarters of 2023 and 2022.
Other
Other businesses also include Code3, a performance marketing agency focused on driving performance for brands though three core elements of digital success: media, creative and commerce; Slate and Foreign Policy, which publish online and print magazines and websites; and three investment stage businesses, Decile, Pinna and City Cast. Slate, Foreign Policy and City Cast reported revenue increases in the first quarter of 2023. Losses from each of these six businesses in the first quarter of 2023 adversely affected operating results. Other businesses also included CyberVista, which was sold in October 2022 when the Company announced a strategic merger of CyberVista and CyberWire, a B2B cybersecurity audio network to form a new parent company, N2K Networks. The Company’s investment in N2K Networks is reported as an equity method investment.
In the first quarter of 2023, Code3 implemented a SIP to reduce the number of employees, which is being funded by the assets of the Company’s pension plan; $1.2 million in related non-operating pension expense was recorded in the first quarter of 2023.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office and certain continuing obligations related to prior business dispositions.
Equity in Earnings of Affiliates
At March 31, 2023, the Company held an approximate 18% interest in Intersection Holdings, LLC (Intersection), a company that provides digital marketing and advertising services and products for cities, transit systems, airports, and other public and private spaces; and a 49.9% interest in N2K Networks on a fully diluted basis. The Company also holds interests in several other affiliates, including a number of home health and hospice joint ventures managed by GHG and two joint ventures managed by Kaplan. Overall, the Company recorded equity in earnings of affiliates of $4.7 million for the first quarter of 2023, compared to $2.6 million for the first quarter of 2022. These amounts include $1.8 million and $0.4 million in net earnings for the first quarter of 2023 and 2022, respectively, from affiliates whose operations are not managed by the Company.
Net Interest Expense and Related Balances
The Company incurred net interest expense of $13.1 million for the first quarter of 2023, compared to $10.7 million for the first quarter of 2022. The Company recorded interest expense of $1.5 million in the first quarter of 2023 and $3.4 million in the first quarter of 2022 to adjust the fair value of the mandatorily redeemable noncontrolling interest at GHG. The increase in net interest expense relates primarily to increased debt at the automotive dealerships and higher interest rates on the Company’s variable debt.
At March 31, 2023, the Company had $691.1 million in borrowings outstanding at an average interest rate of 5.9%, and cash, marketable equity securities and other investments of $771.1 million. At March 31, 2023, the Company had $168.8 million outstanding on its $300 million revolving credit facility.

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Non-operating Pension and Postretirement Benefit Income, net
The Company recorded net non-operating pension and postretirement benefit income of $31.8 million for the first quarter of 2023, compared to $50.5 million for the first quarter of 2022.
In the first quarter of 2023, the Company recorded $4.1 million in expenses related to non-operating SIPs at other businesses.
Gain on Marketable Equity Securities, net
Overall, the Company recognized $18.0 million and $46.9 million in net gains on marketable equity securities in the first quarter of 2023 and 2022, respectively.
Other Non-Operating Income
The Company recorded total other non-operating income, net, of $3.1 million for the first quarter of 2023, compared to $2.9 million for the first quarter of 2022. The 2023 amounts included a $1.8 million fair value increase on a cost method investment; $1.0 million in gains related to the sale of businesses and contingent consideration; a $0.8 million gain on sale of a cost method investment, and other items; partially offset by $1.5 million in foreign currency losses. The 2022 amounts included a $1.1 million gain on sale of a cost method investment; $0.9 million in gains related to the sale of businesses and contingent consideration; a $0.6 million gain on sale of an equity affiliate, and other items; partially offset by $1.0 million in foreign currency losses.
Provision for Income Taxes
The Company’s effective tax rate for the first quarter of 2023 and 2022 was 26.6% and 26.9%, respectively.
Earnings Per Share
The calculation of diluted earnings per share for the first quarter of 2023 was based on 4,775,586 weighted average shares outstanding, compared to 4,885,212 for the first quarter of 2022. At March 31, 2023, there were 4,763,614 shares outstanding. On September 10, 2020, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 109,626 shares as of March 31, 2023.
Forward-Looking Statements
All public statements made by the Company and its representatives that are not statements of historical fact, including certain statements in this press release, in the Company’s Annual Report on Form 10-K and in the Company’s 2022 Annual Report to Stockholders, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Other forward-looking statements include comments about expectations related to acquisitions or dispositions or related business activities, including the TOSA, the Company’s business strategies and objectives, the prospects for growth in the Company’s various business operations and the Company’s future financial performance. As with any projection or forecast, forward-looking statements are subject to various risks and uncertainties, including the risks and uncertainties described in Item 1A of the Company’s Annual Report on Form 10-K, that could cause actual results or events to differ materially from those anticipated in such statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by or on behalf of the Company. The Company assumes no obligation to update any forward-looking statement after the date on which such statement is made, even if new information subsequently becomes available.
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31%
(in thousands, except per share amounts)	2023	2022	Change
Operating revenues	$1,031,546	$914,721	13
Operating expenses	969,176	840,363	15
Depreciation of property, plant and equipment	20,025	19,475	3
Amortization of intangible assets	13,944	14,912	(6)
Impairment of long-lived assets	745	—	—
Operating income	27,656	39,971	(31)
Equity in earnings of affiliates, net	4,661	2,604	79
Interest income	1,204	715	68
Interest expense	(14,294)	(11,417)	25
Non-operating pension and postretirement benefit income, net	31,845	50,505	(37)
Gain on marketable equity securities, net	18,022	46,912	(62)
Other income, net	3,083	2,876	7
Income before income taxes	72,177	132,166	(45)
Provision for income taxes	19,200	35,600	(46)
Net income	52,977	96,566	(45)
Net income attributable to noncontrolling interests	(705)	(942)	(25)
Net Income Attributable to Graham Holdings Company Common Stockholders	$52,272	$95,624	(45)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$10.91	$19.50	(44)
Basic average number of common shares outstanding	4,759	4,871
Diluted net income per common share	$10.88	$19.45	(44)
Diluted average number of common shares outstanding	4,776	4,885

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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)

	Three Months Ended
	March 31		%
(in thousands)	2023	2022	Change
Operating Revenues
Education	$378,041	$358,012	6
Television broadcasting	112,877	123,419	(9)
Manufacturing	114,584	115,940	(1)
Healthcare	102,059	67,255	52
Automotive	232,561	150,967	54
Other businesses	92,008	99,617	(8)
Corporate office	—	—	—
Intersegment elimination	(584)	(489)	—
	$1,031,546	$914,721	13
Operating Expenses
Education	$355,001	$337,600	5
Television broadcasting	84,294	83,521	1
Manufacturing	107,256	105,965	1
Healthcare	99,123	60,896	63
Automotive	221,718	143,889	54
Other businesses	123,009	130,361	(6)
Corporate office	14,073	13,007	8
Intersegment elimination	(584)	(489)	—
	$1,003,890	$874,750	15
Operating Income (Loss)
Education	$23,040	$20,412	13
Television broadcasting	28,583	39,898	(28)
Manufacturing	7,328	9,975	(27)
Healthcare	2,936	6,359	(54)
Automotive	10,843	7,078	53
Other businesses	(31,001)	(30,744)	(1)
Corporate office	(14,073)	(13,007)	(8)
	$27,656	$39,971	(31)
Amortization of Intangible Assets and Impairment of Long-Lived Assets
Education	$4,416	$4,146	7
Television broadcasting	1,362	1,360	0
Manufacturing	4,862	5,163	(6)
Healthcare	954	929	3
Automotive	—	—	—
Other businesses	3,095	3,314	(7)
Corporate office	—	—	—
	$14,689	$14,912	(1)
Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets
Education	$27,456	$24,558	12
Television broadcasting	29,945	41,258	(27)
Manufacturing	12,190	15,138	(19)
Healthcare	3,890	7,288	(47)
Automotive	10,843	7,078	53
Other businesses	(27,906)	(27,430)	(2)
Corporate office	(14,073)	(13,007)	(8)
	$42,345	$54,883	(23)

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	Three Months Ended
	March 31		%
(in thousands)	2023	2022	Change
Depreciation
Education	$8,968	$8,505	5
Television broadcasting	3,036	3,289	(8)
Manufacturing	2,282	2,428	(6)
Healthcare	1,104	410	—
Automotive	1,113	777	43
Other businesses	3,369	3,915	(14)
Corporate office	153	151	1
	$20,025	$19,475	3
Pension Expense
Education	$2,198	$2,536	(13)
Television broadcasting	860	926	(7)
Manufacturing	275	328	(16)
Healthcare	4,357	186	—
Automotive	5	6	(17)
Other businesses	572	520	10
Corporate office	976	1,529	(36)
	$9,243	$6,031	53
Adjusted Operating Cash Flow (non-GAAP)(1)
Education	$38,622	$35,599	8
Television broadcasting	33,841	45,473	(26)
Manufacturing	14,747	17,894	(18)
Healthcare	9,351	7,884	19
Automotive	11,961	7,861	52
Other businesses	(23,965)	(22,995)	(4)
Corporate office	(12,944)	(11,327)	(14)
	$71,613	$80,389	(11)
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(1)	Adjusted Operating Cash Flow (non-GAAP) is calculated as Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets plus Depreciation Expense and Pension Expense.
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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended
	March 31		%
(in thousands)	2023	2022	Change
Operating Revenues
Kaplan international	$227,076	$204,513	11
Higher education	76,345	75,808	1
Supplemental education	73,587	76,304	(4)
Kaplan corporate and other	5,375	4,345	24
Intersegment elimination	(4,342)	(2,958)	—
	$378,041	$358,012	6
Operating Expenses
Kaplan international	$205,775	$183,949	12
Higher education	69,684	70,771	(2)
Supplemental education	69,836	72,933	(4)
Kaplan corporate and other	9,791	8,778	12
Amortization of intangible assets	3,939	4,146	(5)
Impairment of long-lived assets	477	—	—
Intersegment elimination	(4,501)	(2,977)	—
	$355,001	$337,600	5
Operating Income (Loss)
Kaplan international	$21,301	$20,564	4
Higher education	6,661	5,037	32
Supplemental education	3,751	3,371	11
Kaplan corporate and other	(4,416)	(4,433)	0
Amortization of intangible assets	(3,939)	(4,146)	5
Impairment of long-lived assets	(477)	—	—
Intersegment elimination	159	19	—
	$23,040	$20,412	13
Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets
Kaplan international	$21,301	$20,564	4
Higher education	6,661	5,037	32
Supplemental education	3,751	3,371	11
Kaplan corporate and other	(4,416)	(4,433)	0
Intersegment elimination	159	19	—
	$27,456	$24,558	12
Depreciation
Kaplan international	$6,330	$5,755	10
Higher education	996	1,020	(2)
Supplemental education	1,509	1,639	(8)
Kaplan corporate and other	133	91	46
	$8,968	$8,505	5
Pension Expense
Kaplan international	$80	$72	11
Higher education	922	1,081	(15)
Supplemental education	1,024	1,182	(13)
Kaplan corporate and other	172	201	(14)
	$2,198	$2,536	(13)
Adjusted Operating Cash Flow (non-GAAP)(1)
Kaplan international	$27,711	$26,391	5
Higher education	8,579	7,138	20
Supplemental education	6,284	6,192	1
Kaplan corporate and other	(4,111)	(4,141)	1
Intersegment elimination	159	19	—
	$38,622	$35,599	8
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(1)	Adjusted Operating Cash Flow (non-GAAP) is calculated as Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets plus Depreciation Expense and Pension Expense.
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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding Adjusted Operating Cash Flow and Net Income excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
▪the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;
▪the ability to identify trends in the Company’s underlying business; and
▪a better understanding of how management plans and measures the Company’s underlying business.
Adjusted Operating Cash Flow and Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The gains and losses on marketable equity securities relate to the change in the fair value (quoted prices) of its portfolio of equity securities. The mandatorily redeemable noncontrolling interest represents the ownership portion of a group of minority shareholders at a subsidiary of the Company’s Healthcare business. The Company measures the redemption value of this minority ownership on a quarterly basis with changes in the fair value recorded as interest expense or income, which is included in net income for the period. The effect of gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest are not directly related to the core performance of the Company’s business operations since these items do not directly relate to the sale of the Company’s services or products. The accounting principles generally accepted in the United States (“GAAP”) require that the Company include the gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest in net income on the Condensed Consolidated Statements of Operations. The Company excludes the gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest from the non-GAAP adjusted net income because these items are independent of the Company’s core operations and not indicative of the performance of the Company’s business operations.
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The following tables reconcile the non-GAAP financial measures for Net income, excluding certain items, to the most directly comparable GAAP measures:

	Three Months Ended March 31
	2023			2022
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$72,177	$19,200	$52,977	$132,166	$35,600	$96,566
Attributable to noncontrolling interests			(705)			(942)
Attributable to Graham Holdings Company Stockholders			52,272			95,624
Adjustments:
Charges related to non-operating Separation Incentive Programs at other businesses	4,129	1,062	3,067	—	—	—
Net gains on marketable equity securities	(18,022)	(4,744)	(13,278)	(46,912)	(12,227)	(34,685)
Net earnings of affiliates whose operations are not managed by the Company	(1,812)	(477)	(1,335)	(357)	(93)	(264)
Non-operating gain from write-up and sales of equity and cost method investments	(2,615)	(660)	(1,955)	(1,680)	(422)	(1,258)
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	1,468	75	1,393	3,423	145	3,278
Net income, adjusted (non-GAAP)			$40,164			$62,695

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$10.88			$19.45
Adjustments:
Charges related to non-operating Separation Incentive Programs at other businesses			0.64			—
Net gains on marketable equity securities			(2.76)			(7.05)
Net earnings of affiliates whose operations are not managed by the Company			(0.28)			(0.05)
Non-operating gain from write-up and sales of equity and cost method investments			(0.41)			(0.26)
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest			0.29			0.67
Diluted income per common share, adjusted (non-GAAP)			$8.36			$12.76

The adjusted diluted per share amounts may not compute due to rounding.

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